Exhibit 99.1

Salesforce Delivers Record Second Quarter Fiscal 2027 Results
cRPO growth accelerates to 14% Y/Y CC; Raises FY27 revenue guidance by $200M, $300M in CC

SAN FRANCISCO, Calif. - August 26, 2026 - Salesforce (NYSE: CRM), the world's #1 AI CRM, today announced results for its second quarter fiscal 2027 ended July 31, 2026.

Second Quarter Financial Highlights
•Current remaining performance obligation ("cRPO") of $33.5 billion, up 14% year-over-year ("Y/Y") and in constant currency ("CC")
•Remaining performance obligation of $66.3 billion, up 11% Y/Y
•Subscription and support revenue of $10.8 billion, up 12% Y/Y and 11% in CC, including $440 million Informatica contribution
•Revenue of $11.3 billion, up 11% Y/Y and in CC, including $456 million Informatica contribution
•GAAP operating margin of 20.5% and non-GAAP operating margin of 34.1%
•GAAP diluted net income per share of $4.29, up 119% Y/Y and non-GAAP diluted net income per share of $5.90, up 103% Y/Y
•Operating cash flow of $1.3 billion, up 71% Y/Y, and free cash flow of $1.1 billion, up 81% Y/Y
•Returned $364 million in dividends to shareholders and continued to execute against $25 billion accelerated share repurchase (“ASR”)

“We just delivered one of our best quarters ever, outperforming across every key metric,” said Marc Benioff, Chair and CEO, Salesforce. “AI is delivering value across every layer of our platform. We’re seeing incredible demand for our AI and data products, with ARR about to cross $4 billion. And with AIforce, our trusted enterprise harness, we’re unlocking the data, workflows, business logic, actions, and governance inside Salesforce and making it available to every agent, model, and interface. This is how we are turning AI into customer success at unprecedented scale."

“AI is amplifying the power, reach, and value of our platform,” said Robin Washington, President and Chief Financial and Operating Officer, Salesforce. “NNAOV growth is the strongest it's been in four years, keeping us on track for second-half organic revenue reacceleration.”

Salesforce Company Highlights
•Agentforce and Data 360 annual recurring revenue ("ARR") reached nearly $3.9 billion, up over 210% Y/Y
•Agentforce ARR exceeded $1.5 billion, up over 240% Y/Y. Effective Q2 FY27, Agentforce ARR includes our AI offerings, Slackbot and Headless 360
•7.0 billion Agentic Work Units (“AWUs”) delivered to date across Agentforce and Slack, with 3.2 billion in Q2, growing 97% quarter-over-quarter ("Q/Q")
•Slack delivered its fastest quarterly Net New Annual Order Value ("NNAOV") growth since acquisition as Slackbot users grew over 150% Q/Q
•Bookings from Agentforce One Edition and Agentforce for Apps, premium SKUs anchored in Sales and Service including the value from Agentic capabilities, more than doubled Q/Q
•In Q2, Data 360 ingested 104 trillion records, up 355% Y/Y, including 82 trillion via Zero Copy, up 731% Y/Y, and processed 22 terabytes of unstructured data

Guidance
Salesforce raises full year FY27 revenue guidance to $46.1 billion to $46.4 billion, up 11% - 12% Y/Y and 11% Y/Y in CC. In June, Salesforce announced separate definitive agreements to acquire Contentful and Fin. The Company now expects both transactions to close independently in the coming weeks, during the third quarter of Salesforce's fiscal year 2027. These acquisitions have been incorporated into all metrics within the Company's updated guidance, with the exception of cRPO; the guidance is conditional upon the closing of these transactions.

With the U.S. dollar strengthening in Q2, Salesforce now expects a reduced currency tailwind for the business relative to prior guidance. This currency movement has been incorporated into the Company's updated guidance.

•Initiates third quarter FY27 revenue guidance of $11.42 billion to $11.5 billion, up 11% - 12% Y/Y and in CC, including slightly above 4pts Informatica contribution
•Initiates third quarter FY27 cRPO growth guidance of approximately 14% Y/Y and in CC, which does not include any contribution from the pending acquisitions of Contentful and Fin

•Raises full year FY27 revenue guidance, now expects full year FY27 revenue of $46.1 billion to $46.4 billion, up 11% - 12% Y/Y and 11% in CC, including slightly above 3pts Informatica contribution. The $200M raise, $300 million CC, reflects $100 million of organic growth, $200 million from the pending Contentful and Fin acquisitions, and $100M FX headwind
•Raises full year FY27 subscription and support revenue growth guidance to slightly above 12% Y/Y and slightly under 12% in CC, including slightly above 3pts Informatica contribution
•Updates full year FY27 GAAP operating margin guidance to 20.1%, and maintains non-GAAP operating margin guidance of 34.3%
•Maintains full year FY27 operating cash flow growth guidance and free cash flow growth guidance of approximately 4% - 5% Y/Y
•Final settlement of the company's $25 billion ASR is expected in October 2026.

Salesforce's guidance includes GAAP and non-GAAP financial measures. The following tables summarize Salesforce's guidance for the third quarter fiscal 2027 and full-year fiscal 2027:

Q3 FY27 Guidance
	GAAP	Non-GAAP(1)
Revenue	$11.42 - $11.5 billion	N/A
Revenue growth(2)	11% - 12%	11% - 12% CC, $0M Y/Y FX
Includes slightly above 4pts Informatica contribution
Diluted net income per share	$1.81 - $1.83	$3.42 - $3.44
Current remaining performance obligation growth(3)	Approximately 14%	Approximately 14% CC, $100M Y/Y FX

Full Year FY27 Guidance
	GAAP	Non-GAAP(1)
Revenue	$46.1 - $46.4 billion	N/A
Revenue growth(2)	11% - 12%	Approximately 11% CC, $200M Y/Y FX
Includes slightly above 3pts Informatica contribution
Subscription and support revenue growth(4)	Slightly above 12%	Slightly under 12% CC
Includes slightly above 3pts Informatica contribution
Operating margin	20.1%	34.3%
Diluted net income per share	$10.21 - $10.25	$16.67 - $16.71
Operating cash flow growth	Approximately 4% - 5%	N/A
Free cash flow growth	N/A	Approximately 4% - 5%
Capital expenditures	N/A	Approximately 1.5% of revenue
(1) Non-GAAP CC revenue growth, non-GAAP CC remaining performance obligation growth, non-GAAP CC subscription and support revenue growth, non-GAAP operating margin, non-GAAP diluted net income per share, and free cash flow growth are non-GAAP financial measures. See below for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP diluted net income per share guidance and non-GAAP diluted net income per share guidance reflect the reduction to share count from the 103 million shares initially delivered under the ASR, but excludes any impact to share count from the final ASR settlement or potential Q3 - Q4 FY27 open-market repurchase activity under our share repurchase program.
(2) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(3) Current remaining performance obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.
(4) Subscription and support revenue excludes professional services revenue.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY27 Guidance
GAAP operating margin(1)	20.1%
Plus
Amortization of purchased intangibles(2)	4.4%
Stock-based compensation expense(2)(3)	9.0%
Restructuring and acquisition-related costs(2)(3)	0.8%
Non-GAAP operating margin(1)	34.3%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY27.
(3) The percentages shown in the restructuring and acquisition-related costs line have been calculated based on charges associated with the Company's restructuring initiatives and acquisition-related costs. Stock-based compensation expense excludes stock-based compensation expense related to the Company's restructuring initiatives, which is included in the restructuring and acquisition-related costs line.

The following is a per share reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share guidance for the next quarter and the full year:

	Fiscal 2027
	Q3	FY27
GAAP diluted net income per share range(1)(2)	$1.81 - $1.83	$10.21 - $10.25
Plus
Amortization of purchased intangibles	$0.57	$2.45
Stock-based compensation expense	$1.29	$4.96
Restructuring and acquisition-related costs(3)	$0.12	$0.42
Less
Income tax effects and adjustments(4)	$(0.37)	$(1.37)
Non-GAAP diluted net income per share(2)	$3.42 - $3.44	$16.67 - $16.71
Shares used in computing basic net income per share (millions)(5)	824	835
Shares used in computing diluted net income per share (millions)(5)	827	838
(1) The Company's GAAP tax provision is expected to be approximately 21.8% for the three months ended October 31, 2026 and 22.3% for the year ended January 31, 2027. The GAAP tax rates may fluctuate due to discrete tax items, changes in valuation allowance assessment, future acquisitions, or other transactions.
(2) The Company's projected GAAP and non-GAAP diluted net income per share assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the Company’s strategic investment portfolio could be material.
(3) The estimated impact to GAAP diluted net income per share is in connection with the Company's restructuring initiatives and acquisition-related costs.
(4) The Company’s non-GAAP tax provision uses a long-term projected tax rate of 20.5%, which reflects currently available information and could be subject to change.
(5) The Company's shares used in computing GAAP net income per share guidance and non-GAAP net income per share guidance reflect the reduction to share count from the 103 million shares initially delivered under the ASR, but excludes any impact to share count from the final ASR settlement or potential Q3 - Q4 FY27 open-market repurchase activity under our share repurchase program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Product Releases and Enhancements

Salesforce releases major updates for our core platform and apps three times a year, with additional updates happening regularly across our portfolio. These releases are a result of significant research and development investments made over multiple years, and are designed to help customers drive cost savings, boost efficiency, and build trust.

Salesforce leaders will participate in a Q2 FY27 Product Adoption & Momentum webinar on Tuesday, September 1, 2026, at 8:00 AM PT / 11:00 AM ET. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

To learn more about our newest innovations and product release highlights, including our latest Summer 2026 Product Release, see FY27 Q2 Product Releases and Announcements at https://www.salesforce.com/news/stories/fy27-q2-highlights/ and see our latest major release at www.salesforce.com/releases.

Investor Day
Salesforce will hold its Investor Day in conjunction with Dreamforce on Wednesday, September 16, 2026, at 1:00 PM PT / 4:00 PM ET at the St. Regis in San Francisco, CA. A live webcast, accompanying presentation, and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

Environmental, Social, and Governance (ESG) Strategy
To learn more about our latest initiatives and priorities, review our Stakeholder Impact Report at https://salesforce.com/stakeholder-impact-report.

Quarterly Earnings Webcast
Salesforce plans to host a live earnings webcast broadcast at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce helps organizations of any size become agentic enterprises - integrating humans, agents, apps, and data on a trusted, unified platform to unlock unprecedented growth and innovation. Visit www.salesforce.com for more information.

Mark Murphy
Salesforce
Investor Relations
investor@salesforce.com

Salesforce
Public Relations
pr@salesforce.com

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results and guidance, which include, but are not limited to, expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, net income per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates or provisions, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, strategic investments, expected restructuring expense or charges, expected timing of product releases and enhancements, and expectations regarding closing and contemplated acquisitions and contributions from acquired companies. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results or outcomes could differ materially and adversely from those expressed or implied by our forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with:
•the effect of the acquisition of Informatica on our operating results, the market price of our common stock our ability to retain and hire key personnel;
•our ability to maintain sufficient security levels and service performance, avoid downtime and prevent, detect and remediate performance degradation and security breaches;
•our ability to secure sufficient data center capacity;
•our reliance on third-party infrastructure providers, including hardware, software, energy and platform providers and the organizations responsible for the development and maintenance of Internet infrastructure;
•uncertainties regarding AI technologies and their integration into our product offerings;
•the evolving landscape related to environmental, social and governance (“ESG”) matters;
•the effect of evolving government regulations, including those related to our industry and providing services on or accessing the Internet, and those addressing ESG matters, data privacy, cybersecurity, cross-border data transfers, government contracting and procurement, and import and export controls;
•current and potential litigation and regulatory investigations involving us or our industry;
•our ability to successfully expand or introduce new services and product features, including related to AI and Agentforce;
•our ability to successfully complete, integrate and realize the benefits from acquisitions or other strategic transactions;
•uncertainties regarding the pace of change and innovation and our ability to compete in the markets in which we participate;
•our ability to successfully execute our business strategy and our business plans, including efforts to expand internationally and related risks;
•our ability to meet our long-term revenue target and profitable growth framework;
•our ability to predict and meet expectations regarding our operating results and cash flows, including revenue and remaining performance obligation, including as a result of the seasonal nature of our sales cycle and the variability in our results arising from the accounting for term license revenue products and some complex transactions;
•our ability to predict and limit customer attrition and costs related to those efforts;
•the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions;
•our real estate and office facilities strategy and related costs and uncertainties;
•the performance of our strategic investment portfolio, including fluctuations in the fair value of our investments;
•our ability to protect our intellectual property rights;
•our ability to maintain and enhance our brands;
•uncertainties regarding the realizability, valuation and potential availability of certain tax assets;
•the impact of new accounting pronouncements and tax rules;
•uncertainties affecting our ability to estimate our tax rate;
•uncertainties regarding the effect of geopolitical events, inflationary pressures, market and macroeconomic volatility, financial institution instability, changes in monetary policy, foreign currency exchange rate and interest rate fluctuations, uncertainty regarding changes in trade policies, including trade wars, the threat or imposition of tariffs or other trade restrictions as well as any retaliatory actions, and climate change, natural disasters and actual or threatened public health emergencies on our workforce, business, and operating results;
•uncertainties regarding the impact of expensing stock options and other equity awards;
•the sufficiency of our capital resources, including our ability to execute our share repurchase program and declare future cash dividends;
•our ability to comply with our debt covenants and lease obligations; and
•uncertainties regarding impacts to our workforce and workplace culture, such as those arising from our current and future office environments or remote work policies or our ability to realize the expected benefits of the Company's restructuring initiatives.

Further information on these and other factors that could affect the Company’s actual results or outcomes is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange

Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at investor.salesforce.com/financials/.

Salesforce, Inc. assumes no obligation and does not intend to revise or update publicly any forward-looking statements for any reason, except as required by law.

© 2026 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenues:
Subscription and support	$10,820	$9,690	$21,413	$18,987
Professional services and other	525	546	1,065	1,078
Total revenues	11,345	10,236	22,478	20,065
Cost of revenues (1)(2):
Subscription and support	2,021	1,645	3,974	3,256
Professional services and other	628	597	1,245	1,251
Total cost of revenues	2,649	2,242	5,219	4,507
Gross profit	8,696	7,994	17,259	15,558
Operating expenses (1)(2):
Research and development	1,687	1,481	3,314	2,941
Sales and marketing	3,859	3,443	7,628	6,872
General and administrative	725	734	1,465	1,431
Restructuring	94	4	174	40
Total operating expenses	6,365	5,662	12,581	11,284
Income from operations	2,331	2,332	4,678	4,274
Interest expense	(473)	(67)	(790)	(135)
Gains (losses) on strategic investments, net	2,613	6	3,171	(57)
Other income	81	135	214	298
Income before provision for income taxes	4,552	2,406	7,273	4,380
Provision for income taxes	(1,026)	(519)	(1,640)	(952)
Net income	$3,526	$1,887	$5,633	$3,428
Basic net income per share	$4.30	$1.97	$6.67	$3.58
Diluted net income per share (3)	$4.29	$1.96	$6.67	$3.55
Shares used in computing basic net income per share	820	956	844	958
Shares used in computing diluted net income per share	821	962	845	966
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenues	$234	$150	$478	$312
Sales and marketing	288	230	605	463
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenues	$147	$126	$285	$277
Research and development	301	280	611	555
Sales and marketing	345	293	665	578
General and administrative	111	94	213	182
Restructuring	2	0	12	15
(3)During the three months ended July 31, 2026 and 2025, gains on strategic investments impacted GAAP diluted net income per share by $2.43 and $0.00 based on a U.S. tax rate of 23.5%, and non-GAAP diluted net income per share by $2.53 and $0.00 based on a non-GAAP tax rate of 20.5% and 22.0%, respectively. During the six months ended July 31, 2026 and 2025, gains (losses) on strategic investments impacted GAAP diluted net income per share by $2.87 and ($0.05) based on a U.S. tax rate of 23.5%, and non-GAAP diluted net income per share by $2.98 and ($0.05) based on a non-GAAP tax rate of 20.5% and 22.0%, respectively.

Salesforce, Inc.
Condensed Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenues:
Subscription and support	95%	95%	95%	95%
Professional services and other	5	5	5	5
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	18	16	18	16
Professional services and other	5	6	5	6
Total cost of revenues	23	22	23	22
Gross profit	77	78	77	78
Operating expenses (1)(2):
Research and development	15	14	15	15
Sales and marketing	34	34	34	34
General and administrative	6	7	6	7
Restructuring	1	0	1	0
Total operating expenses	56	55	56	56
Income from operations	21	23	21	22
Interest expense	(4)	0	(4)	0
Gains (losses) on strategic investments, net	23	0	14	(1)
Other income	0	1	1	1
Income before provision for income taxes	40	24	32	22
Provision for income taxes	(9)	(6)	(7)	(5)
Net income	31%	18%	25%	17%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenues	2%	2%	2%	2%
Sales and marketing	3	2	3	2

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenues	1%	1%	1%	1%
Research and development	3	3	3	3
Sales and marketing	3	3	3	3
General and administrative	1	1	1	1
Restructuring	0	0	0	0

Salesforce, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	July 31, 2026	January 31, 2026
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$8,310	$7,327
Marketable securities	3,093	2,238
Accounts receivable, net	6,320	14,339
Costs capitalized to obtain revenue contracts, net	2,074	2,075
Prepaid expenses and other current assets	2,286	2,243
Total current assets	22,083	28,222
Property and equipment, net	3,042	3,120
Operating lease right-of-use assets, net	1,787	2,003
Noncurrent costs capitalized to obtain revenue contracts, net	2,870	2,985
Strategic investments	11,324	7,591
Goodwill	59,250	57,941
Intangible assets acquired through business combinations, net	6,142	6,815
Deferred tax assets and other assets, net	3,122	3,628
Total assets	$109,620	$112,305
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$7,018	$8,253
Operating lease liabilities, current	531	548
Unearned revenue	18,787	24,317
Debt, current	0	4,000
Total current liabilities	26,336	37,118
Noncurrent debt	39,288	10,439
Noncurrent operating lease liabilities	1,924	2,189
Other noncurrent liabilities	3,694	3,417
Total liabilities	71,242	53,163
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(55,022)	(32,228)
Additional paid-in capital	66,029	68,835
Accumulated other comprehensive income	263	313
Retained earnings	27,107	22,221
Total stockholders’ equity	38,378	59,142
Total liabilities and stockholders’ equity	$109,620	$112,305

Salesforce, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Operating activities:
Net income	$3,526	$1,887	$5,633	$3,428
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (1)	966	817	1,951	1,660
Amortization of costs capitalized to obtain revenue contracts, net	589	544	1,173	1,089
Stock-based compensation expense	906	793	1,763	1,607
(Gains) losses on strategic investments, net	(2,613)	(6)	(3,171)	57
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(1,396)	(1,242)	8,035	6,349
Costs capitalized to obtain revenue contracts, net	(548)	(406)	(1,057)	(771)
Prepaid expenses and other current assets and other assets	672	(32)	510	(513)
Accounts payable and accrued expenses and other liabilities	891	(217)	(1,006)	(1,224)
Operating lease liabilities	(147)	(154)	(285)	(278)
Unearned revenue	(1,577)	(1,244)	(5,576)	(4,188)
Net cash provided by operating activities	1,269	740	7,970	7,216
Investing activities:
Business combinations, net of cash acquired	(52)	(54)	(1,504)	(54)
Purchases of strategic investments	(958)	(174)	(1,283)	(323)
Sales of strategic investments	179	38	594	44
Purchases of marketable securities	(712)	(1,118)	(1,801)	(3,204)
Sales of marketable securities	357	1,179	709	1,584
Maturities of marketable securities	160	1,429	221	1,865
Capital expenditures	(171)	(135)	(316)	(314)
Net cash provided by (used in) investing activities	(1,197)	1,165	(3,380)	(402)
Financing activities:
Proceeds from issuance of debt, net of issuance costs	0	0	24,842	0
Repurchases of common stock	(84)	(2,225)	(27,332)	(4,858)
Payments for taxes related to net share settlement of equity awards	(77)	(12)	(327)	(12)
Proceeds from employee stock plans	79	232	309	526
Principal payments on financing obligations	(176)	(99)	(306)	(278)
Payments of dividends and dividend equivalents	(364)	(399)	(729)	(801)
Net cash used in financing activities	(622)	(2,503)	(3,543)	(5,423)
Effect of exchange rate changes	(75)	35	(64)	126
Net increase (decrease) in cash and cash equivalents	(625)	(563)	983	1,517
Cash and cash equivalents, beginning of period	8,935	10,928	7,327	8,848
Cash and cash equivalents, end of period	$8,310	$10,365	$8,310	$10,365
(1)    Includes amortization of intangible assets, depreciation and impairment of fixed assets and amortization and impairment of right-of-use assets.

Salesforce, Inc.
Additional Metrics
(Unaudited)
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligation ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, the timing of term license deliveries, average contract terms and foreign currency exchange rates. Remaining performance obligation is also impacted by acquisitions. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the condensed consolidated balance sheets.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of July 31, 2026	$33.5	$32.8	$66.3
As of April 30, 2026	33.6	34.3	67.9
As of January 31, 2026	35.1	37.3	72.4
As of October 31, 2025	29.4	30.1	59.5
As of July 31, 2025	29.4	30.5	59.9
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Unearned revenue, beginning of period	$20,363	$17,799	$24,317	$20,743
Billings and other (1)	9,769	8,992	16,948	15,877
Revenue recognized over time	(10,877)	(9,684)	(21,363)	(18,895)
Revenue recognized at a point in time	(468)	(552)	(1,115)	(1,170)
Unearned revenue, end of period	$18,787	$16,555	$18,787	$16,555
(1)     Other includes, for example, the impact of foreign currency translation as well as contributions from contract assets and business combinations.

Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings (1)
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Agentforce Apps	$7,193	$6,682	$14,102	$13,027
Data 360, Headless Platform, and Other	3,618	3,008	7,299	5,960
Hedging gains	9	0	12	0
Total Subscription and Support Revenue	$10,820	$9,690	$21,413	$18,987
(1)     To reflect the evolution of its product architecture to deliver the Agentic Enterprise, and consistent with how management evaluates the performance of the business, the Company revised the presentation of its disaggregated revenue disclosures in the first quarter of fiscal 2027 into two primary categories: Agentforce Apps, and Data 360, Headless Platform, and Other. Agentforce Apps is comprised of Agentforce Sales, Agentforce Service, Agentforce Marketing, Agentforce Commerce, Agentforce Apps Flex Credits and Slack. Data 360, Headless Platform, and Other is comprised of Data 360, Data 360 and Platform Flex Credits, Headless Platform, Informatica, Agentforce Mulesoft, Agentforce Tableau and Other. Reclassifications to the prior period were made to conform to the current period presentation and did not affect total subscription and support revenue.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Americas	$7,404	$6,736	$14,637	$13,205
Europe	2,764	2,429	5,518	4,766
Asia Pacific	1,168	1,071	2,311	2,094
Hedging gains	9	0	12	0
Total Revenue	$11,345	$10,236	$22,478	$20,065
Constant Currency Growth Rates
Subscription and support revenues constant currency growth rates by the Company's service offerings, excluding the impacts of hedging gains, were as follows:

	Three Months Ended July 31, 2026 Compared to Three Months Ended July 31, 2025	Three Months Ended April 30, 2026 Compared to Three Months Ended April 30, 2025	Three Months Ended July 31, 2025 Compared to Three Months Ended July 31, 2024
Agentforce Apps	8%	7%	7%
Data 360, Headless Platform, and Other	20%	23%	14%
Total growth	11%	12%	9%
Revenue constant currency growth rates by geographical region, excluding the impacts of hedging gains, were as follows:

	Three Months Ended July 31, 2026 Compared to Three Months Ended July 31, 2025	Three Months Ended April 30, 2026 Compared to Three Months Ended April 30, 2025	Three Months Ended July 31, 2025 Compared to Three Months Ended July 31, 2024
Americas	10%	11%	9%
Europe	13%	12%	7%
Asia Pacific	12%	12%	11%
Total growth	11%	12%	9%

Current remaining performance obligation constant currency growth rates were as follows:

	July 31, 2026 Compared to July 31, 2025	April 30, 2026 Compared to April 30, 2025	July 31, 2025 Compared to July 31, 2024
Total growth	14%	13%	10%

Salesforce, Inc.
GAAP Results Reconciled to Non-GAAP Results
The following tables reflect selected GAAP results reconciled to Non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Non-GAAP income from operations
GAAP income from operations	$2,331	$2,332	$4,678	$4,274
Plus:
Amortization of purchased intangibles (1)	522	380	1,083	775
Stock-based compensation expense (2)(3)	904	793	1,774	1,592
Restructuring and acquisition-related costs	115	4	211	40
Non-GAAP income from operations	$3,872	$3,509	$7,746	$6,681
Non-GAAP operating margin as a percentage of revenues
Total revenues	$11,345	$10,236	$22,478	$20,065
GAAP operating margin (4)	20.5%	22.8%	20.8%	21.3%
Non-GAAP operating margin (4)	34.1%	34.3%	34.5%	33.3%
Non-GAAP net income
GAAP net income	$3,526	$1,887	$5,633	$3,428
Plus:
Amortization of purchased intangibles (1)	522	380	1,083	775
Stock-based compensation expense (2)(3)	904	793	1,774	1,592
Restructuring and acquisition-related costs	115	4	211	40
Income tax effects and adjustments	(223)	(269)	(480)	(541)
Non-GAAP net income	$4,844	$2,795	$8,221	$5,294

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Non-GAAP diluted net income per share
GAAP diluted net income per share	$4.29	$1.96	$6.67	$3.55
Plus:
Amortization of purchased intangibles (1)	0.64	0.40	1.28	0.80
Stock-based compensation expense (2)(3)	1.10	0.82	2.10	1.65
Restructuring and acquisition-related costs	0.14	0.00	0.25	0.04
Income tax effects and adjustments	(0.27)	(0.27)	(0.57)	(0.56)
Non-GAAP diluted net income per share	$5.90	$2.91	$9.73	$5.48
Shares used in computing non-GAAP diluted net income per share	821	962	845	966

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenues	$234	$150	$478	$312
Sales and marketing	288	230	605	463
	$522	$380	$1,083	$775

(2)Stock-based compensation expense, excluding stock-based compensation expense related to restructuring, was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenues	$147	$126	$285	$277
Research and development	301	280	611	555
Sales and marketing	345	293	665	578
General and administrative	111	94	213	182
	$904	$793	$1,774	$1,592

(3)    Stock-based compensation expense included in the GAAP to non-GAAP reconciliation tables above excludes stock-based compensation expense related to restructuring initiatives for each of the three months ended July 31, 2026 and 2025 of $2 million and $0 million, respectively, and for the six months ended July 31, 2026 and 2025 of $12 million and $15 million, respectively, which are included in the restructuring and acquisition-related costs line.

(4)    GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense, charges associated with the Company's restructuring initiatives and acquisition-related costs.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and Non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
GAAP Basic Net Income Per Share
Net income	$3,526	$1,887	$5,633	$3,428
Basic net income per share	$4.30	$1.97	$6.67	$3.58
Shares used in computing basic net income per share	820	956	844	958

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$4,844	$2,795	$8,221	$5,294
Non-GAAP basic net income per share	$5.91	$2.92	$9.74	$5.53
Shares used in computing non-GAAP basic net income per share	820	956	844	958

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
GAAP Diluted Net Income Per Share
Net income	$3,526	$1,887	$5,633	$3,428
Diluted net income per share	$4.29	$1.96	$6.67	$3.55
Shares used in computing diluted net income per share	821	962	845	966

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$4,844	$2,795	$8,221	$5,294
Non-GAAP diluted net income per share	$5.90	$2.91	$9.73	$5.48
Shares used in computing non-GAAP diluted net income per share	821	962	845	966

Supplemental Cash Flow Information
Computation of Free Cash Flow, a Non-GAAP Measure
(in millions)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
GAAP net cash provided by operating activities	$1,269	$740	$7,970	$7,216
Capital expenditures	(171)	(135)	(316)	(314)
Free cash flow	$1,098	$605	$7,654	$6,902

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP net income per share, non-GAAP tax rates, free cash flow, constant currency revenue and revenue growth rate, constant currency subscription and support revenue growth rate and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP financial measures when planning, monitoring and evaluating the Company’s performance.

The primary purpose of using non-GAAP financial measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP financial measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles, and charges associated with the Company's restructuring initiatives and acquisition-related costs. Non-GAAP net income per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges associated with the Company's restructuring initiatives and acquisition-related costs, and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods.

As described above, the Company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and, in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Restructuring: Restructuring charges are costs associated with a formal restructuring plan and may include employee notice period costs and severance payments, lease or contract termination costs, asset impairments, accelerated depreciation and amortization and other related expenses. The Company excludes these restructuring charges because they are distinct from ongoing operational costs and it does not believe they are reflective of current and expected future business performance and operating results.

•Acquisition-related costs: Acquisition-related expenses include transaction and integration expenses for consummated transactions that are incurred prior to the acquisition closing or within the first year of the acquisition close date, which may include transaction or integration expenses paid to third parties, one-time severance and retention bonuses for acquired and transitional employees, or exit costs associated with an acquired company’s long-lived assets, such as real estate, or other long-term commercial agreements. The Company excludes these acquisition-related expenses because they are distinct from ongoing operational costs and the Company does not believe they are reflective of current and expected future business performance and operating results.

•Gains (Losses) on Strategic Investments, net: The Company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the Company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains (Losses) on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based compensation expenses and the amortization of purchased intangibles. The projected rate also considers factors including the Company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. For fiscal 2026, the Company used a projected non-GAAP tax rate of 22.0%. For fiscal 2027, the Company uses a projected non-GAAP tax rate of 20.5%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix due to acquisition activity or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate.

The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations and the impact of hedging gains (losses). To present constant currency revenue growth rates, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to rather than the actual exchange rates in effect during that period. To present current remaining performance obligation growth rates on a constant currency basis, current remaining performance obligation balances in local currencies in previous comparable periods are converted using the United States dollar currency exchange rate as of the most recent balance sheet date.

The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. Trailing twelve months free cash flow is calculated as GAAP net cash provided by operating activities for the aggregate four preceding fiscal quarters, less capital expenditures over that same period.

Other Metrics: The Company defines Agentforce and Data 360 annual recurring revenue ("ARR") as the annualized recurring value of active Data 360 and certain generative artificial intelligence ("AI") subscription agreements, including those for Agentforce, generative AI products and features, and Headless 360, that were executed at the end of the reporting period. The Company defines Informatica Cloud ARR as the annualized recurring value of active Informatica Cloud subscription agreements that were executed at the end of the reporting period. From time to time, we may update this metric to incorporate new products, feature offerings, or acquired technologies that meet its definition. Beginning in Q2 FY27, Agentforce ARR includes our AI offerings Slackbot and Headless 360.

The Company defines Net New Annual Order Value ("NNAOV") as the net change in the annual order value of our customer subscription agreements during a given period. NNAOV is calculated as the sum of: (i) the annualized contract value from new and existing customers who enter into subscription agreements during the period; less (ii) the reduction in annualized order value from customer cancellations, non-renewals, or downgrades during the period.

The Company defines an Agentic Work Unit ("AWU") as a measure of discrete tasks executed by AI agents in production across the Salesforce platform, including Agentforce and Slack. AWUs represent the conversion of generative AI capabilities into measurable business outputs, such as resolving customer cases, updating records or triggering automated workflows.